As filed with the Securities and Exchange Commission on July 17, 1995
                                                 Registration No. 33- __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)

                 Texas                                   75-1927578
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
   of incorporation or organization)

        17811 Waterview Parkway
             Dallas, Texas                                  75252
(Address of Principal Executive Offices)                 (Zip Code)


                           _______________________

              INTERVOICE, INC. 1990 INCENTIVE STOCK OPTION PLAN
                           (Full title of the Plan)
                           _______________________

           Rob-Roy J. Graham                                 Copy to:
        Chief Financial Officer                         Sam P. Burford, Jr.
             and Secretary                              Thompson & Knight,
            InterVoice, Inc.                        A Professional Corporation
        17811 Waterview Parkway                       3300 First City Center
          Dallas, Texas  75038                         Dallas, Texas  75201
(Name and address of agent for service)                   (214) 969-1700

             (214) 497-8720
      (Telephone number, including
    area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------
 Title of                                    Proposed                        Proposed maximum                    Amount
securities          Amount                    maximum                            aggregate                          of
  to be             to be                  offering price                        offering                      registration
registered (3)   registered (1)             per share (2)                        price (2)                         fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock       800,000                   $  18.69                        $  14,952,000                     $ 5,155.86
no par value       shares
per share
- ----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($18.69) as reported on the National Association of Securities Dealers Automated Quotation National Market System on July 11, 1995.

(3) This registration statement also covers an equal number of preferred share purchase rights issuable pursuant to InterVoice, Inc.'s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

Documents Incorporated by Reference

         The contents of the Registration Statements (the "Prior Registration Statements") of InterVoice, Inc. (the "Registrant") on Form S-8, Registration No. 45131, No. 64860 and No. 77586, respectively, filed with the Securities and Exchange Commission on January 17, 1992, June 22, 1993 and April 11, 1994, respectively, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

         All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendments to Plan

         On June 27, 1994, the Board of Directors of the Registrant adopted amendments to the Registrant's 1990 Incentive Stock Option Plan (the "Plan") that increased from 3,000,000 to 3,800,000 the aggregate number of shares of the Registrant's Common Stock, no par value per share ("Common Stock"), reserved for issuance under the Plan. The amendment was approved by the shareholders of the Registrant on July 27, 1994.

Exhibits

         In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement:

                 4.1 InterVoice, Inc. 1990 Incentive Stock Option Plan, as amended.

                 5.1 Opinion of Thompson & Knight, P.C., regarding 800,000 shares of Common Stock.

                 23.1 Consent of independent public accountants to incorporation of report by reference.

                 23.2 Consent of counsel (included in the opinion of Thompson & Knight, P.C., filed herewith as Exhibit 5.1).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 12th day of July, 1995.

                                        INTERVOICE, INC.


                                        By: /s/DANIEL D. HAMMOND
                                            Daniel D. Hammond,
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Daniel D. Hammond and Rob-Roy J. Graham, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.


     Signature                               Capacity                                Date
     ---------                               --------                                ----
/s/DANIEL D. HAMMOND                     Chairman of the Board of                 July 12, 1995
Daniel D. Hammond                        Directors and Chief
                                         Executive Officer

/s/MICHAEL W. BARKER                     President and Chief                      July 12, 1995
Michael W. Barker                        Operating Officer and
                                         Director

/s/ROB-ROY J. GRAHAM                     Chief Financial Officer and              July 12, 1995
Rob-Roy J. Graham                        Secretary
                                         (Principal Financial Officer
                                         and Principal Accounting
                                         Officer)


                                         Director                                 July   , 1995
Joseph J. Pietropaolo


/s/GEORGE C. PLATT                       Director                                 July 12, 1995
George C. Platt


/s/GERALD F. MONTRY                      Director                                 July 13, 1995
Gerald F. Montry

                                                    INDEX TO EXHIBITS

Exhibit Number                               Exhibit                         Sequentially
                                             -------
                                                                               Numbered
                                                                                 Page
                                                                             -----------
     4.1                            InterVoice, Inc. 1990 Incentive
                                    Stock Option Plan, as amended.


     5.1                            Opinion of Thompson & Knight
                                    regarding 800,000 shares of
                                    Common Stock.


    23.1                            Consent of independent
                                    accountants to incorporation of
                                    report by reference.


    23.2                            Consent of counsel (included in
                                    the opinion of Thompson &
                                    Knight filed herewith as Exhibit
                                    5.1).